EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-73997, 2-75629, 2-78133, 2-80841, 2-89659, 33-19952, 33-24595, 33-41602, 333-41343, 333-63709 and 333-111224) of SEI Investments Company of our report dated January 29, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, PA

March 12, 2004